Exhibit 99.1

Contacts: West Marine, Inc.

Tom Moran, Senior Vice President and Chief Financial Officer

Deborah Ajeska, Assistant Vice President of Financial Planning & Analysis

(831) 761-4229

WEST MARINE REPORTS FIRST QUARTER 2007

OPERATING RESULTS

WATSONVILLE, CA, April 26, 2007—West Marine, Inc. (Nasdaq: WMAR) today released unaudited operating results for the first quarter of 2007. Net loss for the thirteen weeks ended March 31, 2007 was $11.2 million, or ($0.52) per share, compared to a restated net loss of $11.9 million, or ($0.56) per share, for the same period a year ago.

Net sales for the thirteen weeks ended March 31, 2007 were $126.1 million, compared to net sales of $132.6 million for the same period a year ago. West Marine operated 379 stores during the first quarter of 2007, compared to 407 stores during the first quarter of 2006. Comparable store sales decreased 2.1% during the first quarter of 2007.

Peter Harris, West Marine’s chief executive officer, stated, “Our first quarter results reflect changes that have been made to improve the business’ expense base while we work through a difficult industry climate. The company is delivering on our plans to reduce costs. Also, we are continuing to focus on being ready for the customer and serving them with fresh, exciting new products. As a result, our margins reflect the clearance of end-of-life merchandise taking place earlier in the year than in the past. While making progress, our ability to deliver this year’s expected results ultimately depends on the strength of the boating market. We are well-positioned to take care of our customers as we now enter the key part of the season.”

WEBCAST AND CONFERENCE CALL

West Marine will hold a conference call and webcast on Thursday, April 26, 2007 at 8:30 AM Pacific Time to discuss the first quarter 2007 results. The live call will be webcast and available in real time on the Internet at www.westmarine.com in the “Investor Relations” section. The earnings release will also be posted on the Internet at www.westmarine.com in the “Press Releases” section on the Investor Relations page. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

Interested parties can also connect to the conference call by dialing (888) 756-1546 in the U.S. and Canada and (706) 634-1083 for international calls. Please be prepared to give the conference ID number 6350040. The call leader is Peter Harris, West Marine’s President and Chief Executive Officer.

An audio replay of the call will be available April 26, 2007 at 10:00 AM Pacific Time through May 3, 2007 at 8:59 PM Pacific Time. The replay number is (800) 642-1687 in the U.S. and Canada and (706) 645-9291 for international calls. The access code is 6350040.

ABOUT WEST MARINE

West Marine, the country’s largest specialty retailer of boating supplies and accessories, has 379 stores located in 38 states, Puerto Rico and Canada. Our catalog and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the country’s largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine’s products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 including forward-looking statements concerning earnings expectations and statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward-looking statements include, among other things, statements that relate to West Marine’s revenue expectations, as well as facts and assumptions underlying these revenue expectations. Actual results may differ materially from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. Risk factors that may affect our earnings in the future include those set forth in West Marine’s Form 10-K for the fiscal year ended December 30, 2006. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.

West Marine, Inc.

Condensed Consolidated Statements of Operations

For the 13 Weeks Ended March 31, 2007 and April 1, 2006

(Unaudited and in thousands, except per share amounts)

	13 Weeks Ended
	March 31, 2007		As Restated (1) April 1, 2006
Net sales	$126,052	100.0%	$132,641	100.0%
Cost of goods sold	99,232	78.7%	101,405	76.5%

Gross profit	26,820	21.3%	31,236	23.5%
Selling, general and administrative expense	43,836	34.8%	48,130	36.2%

Loss from operations	(17,016)	-13.5%	(16,894)	-12.7%
Interest expense	1,423	1.1%	1,859	1.4%

Loss before income taxes	(18,439)	-14.6%	(18,753)	-14.1%
Benefit from income taxes	(7,194)	-5.7%	(6,827)	-5.1%

Net loss	$(11,245)	-8.9%	$(11,926)	-9.0%

Net loss per common and common equivalent share — basic and diluted	$(0.52)		$(0.56)

Weighted average common and common equivalent shares outstanding — basic and diluted	21,596		21,330

(1)	In connection with an internal review of inventory accounting practices, management determined that the inclusion of a portion of store occupancy costs and certain other indirect costs in inventory was an error requiring correction by restating West Marine’s previously-issued financial statements. For more information, see Note 2 to West Marine’s consolidated financial statements for the year ended December 30, 2006.

West Marine, Inc.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands, except share data)

	March 31, 2007	As Restated (1) April 1, 2006
ASSETS
Current assets:
Cash	$10,493	$12,341
Trade receivables, net	7,708	7,789
Merchandise inventories	279,969	345,505
Deferred income taxes	7,454	6,570
Other current assets	29,576	36,121

Total current assets	335,200	408,326

Property and equipment, net	69,486	81,816
Goodwill	56,905	56,905
Intangibles	220	258
Other assets	3,696	3,671

Total assets	$465,507	$550,976

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,200	$92,887
Accrued expenses	42,357	36,080

Total current liabilities	99,557	128,967

Long-term debt	95,553	148,384
Deferred items and other non-current liabilities	7,892	9,576

Total liabilities	203,002	286,927

Stockholders’ equity:
Preferred stock, $.001 par value: 1,000,000 shares authorized; no shares outstanding	—	—
Common stock, $.001 par value: 50,000,000 shares authorized; 21,731,951 shares issued and 21,712,795 shares outstanding at March 31, 2007, and 21,338,875 shares issued and outstanding at April 1, 2006	22	21
Treasury stock	(282)	—
Additional paid-in capital	166,200	160,399
Accumulated other comprehensive income (loss)	(358)	48
Retained earnings	96,923	103,581

Total stockholders’ equity	262,505	264,049

Total liabilities and stockholders’ equity	$465,507	$550,976

(1)	In connection with an internal review of inventory accounting practices, management determined that the inclusion of a portion of store occupancy costs and certain other indirect costs in inventory was an error requiring correction by restating West Marine’s previously-issued financial statements. For more information, see Note 2 to West Marine’s consolidated financial statements for the year ended December 30, 2006.

West Marine, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited and in thousands)

	13 Weeks Ended
	March 31, 2007	As Restated (1) April 1, 2006
Operating activities:
Net loss	$(11,245)	$(11,926)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,983	5,634
Tax benefit from equity issuance	311	80
Excess tax benefit from stock-based compensation	(312)	0
Stock-based compensation	336	276
Loss on asset disposals	17	11
Deferred income taxes	252	(1,252)
Provision for doubtful accounts	16	90
Changes in assets and liabilities:
Accounts receivable	(2,011)	(1,754)
Merchandise inventories	(25,952)	(67,574)
Prepaid expenses and other current assets	(6,782)	(6,745)
Other assets	37	(167)
Accounts payable	19,304	55,227
Accrued expenses	533	531
Deferred items and other non-current liabilities	712	7

Net cash used in operating activities	(19,801)	(27,562)

Investing activities:
Proceeds from sales of property and equipment	194	0
Purchases of property and equipment	(3,882)	(4,589)

Net cash used in investing activities	(3,688)	(4,589)

Financing activities:
Net borrowings on line of credit	26,526	31,384
Payment of loan costs	0	(102)
Proceeds from exercise of stock options	921	152
Excess tax benefit from stock-based compensation	312	0

Net cash provided by financing activities	27,759	31,434

Net increase (decrease) in cash	4,270	(717)
Cash:
Beginning of period	6,223	13,058

End of period	$10,493	$12,341

(1)	In connection with an internal review of inventory accounting practices, management determined that the inclusion of a portion of store occupancy costs and certain other indirect costs in inventory was an error requiring correction by restating West Marine’s previously-issued financial statements. For more information, see Note 2 to West Marine’s consolidated financial statements for the year ended December 30, 2006.